Matrix Advisors Value Fund, Inc.        747 Third Avenue     Tel. (212) 486-2004
                                        New York, NY 10017   Fax (212) 486-1822



                                 CODE OF ETHICS
                   POLICY ON PERSONAL SECURITIES TRANSACTIONS
                                       AND
                                 INSIDER TRADING

                                 o  BE ETHICAL
                                 o  ACT PROFESSIONALLY
                                 o  IMPROVE COMPETENCY
                                 o  EXERCISE INDEPENDENT JUDGMENT



                                   August 2004

Matrix Asset Advisors, Inc. Code of Ethics 8.04                                2


                                TABLE OF CONTENTS

I      INTRODUCTION............................................................3

   I.1 CODE OF ETHICS..........................................................3
   I.2 "ADVISORY REPRESENTATIVES"..............................................4
   I.3 "BENEFICIAL OWNERSHIP"..................................................5

II     PENALTIES...............................................................6

   II.1 VIOLATIONS OF THE CODE.................................................6
   II.2 PENALTIES..............................................................7
   II.3 DISMISSAL AND/OR REFERRAL TO AUTHORITIES...............................8

III    EMPLOYEE TRADE PROCEDURES...............................................9

   III.1 PRE-CLEARANCE.........................................................9
   III.2 TRADE REPORTS........................................................10
   III.3 POST-REVIEW..........................................................11
   III.4 PRE-CLEARANCE AND REPORTING REQUIREMENTS.............................12
   III.5 CONFIDENTIALITY......................................................12
   III.6 ACKNOWLEDGMENT OF BROKERAGE ACCOUNTS.................................12
   III.7 INITIAL AND ANNUAL HOLDINGS REPORT...................................13

IV     RESTRICTIONS...........................................................14

   IV.1 RESTRICTED SECURITIES.................................................14
   IV.2 SHORT-TERM TRADING PROFITS  (60-DAY TRADING  RULE)....................15
   IV.3 BLACKOUT PERIODS......................................................16
   IV.4 INSIDER TRADING.......................................................15
   IV.5 MARKET TIMING.........................................................15
   IV.6 INDEPENDENT RESEARCH .................................................16
   IV.7 GIFTS AND HOSPITALITY.................................................17
   IV.8 DIRECTORSHIPS AND OTHER OUTSIDE EMPLOYMENT............................17
   IV.9 PURCHASE AND SALES OF MUTUAL FUNDS ADVISED AND SUB-ADVISED BY MAA.....17

V      REGULATORY REQUIREMENTS................................................17

   V.1 INVESTMENT ADVISERS ACT OF 1940 AND INVESTMENT  COMPANY ACT OF 1940....18
   V.2 REGULATORY CENSURES....................................................17

VI     ACKNOWLEDGMENT AND CERTIFICATION.......................................18

APPENDIX A-FOR ADVISORY PERSONS...............................................19

Matrix Asset Advisors, Inc. Code of Ethics 8.04                                3


I     INTRODUCTION

I.1   CODE OF ETHICS

Matrix Asset Advisors, Inc. (MAA), as a registered investment adviser and adviser to the Matrix Advisors Value Fund (the "Fund"), has an obligation to maintain a policy governing personal securities transactions and insider trading by its officers and employees. This CODE OF ETHICS AND POLICY ON PERSONAL SECURITIES TRANSACTIONS AND INSIDER TRADING ("Code") is adopted under Rule 17j-1 of the Investment Company Act of the Investment Advisers Act. This Code outlines the policies and procedures for such activities based on the recognition that a fiduciary relationship exists between MAA, the Fund and its clients. All references in this Code to employees, officers, directors, accounts, departments and clients refer to those of MAA.

In addition to this Code, please refer to the policies outlined in the Handbook for MAA Team Members and the MAA policy of adhering to the AIMR (ASSOCIATION FOR INVESTMENT MANAGEMENT AND RESEARCH) CODE OF ETHICS AND STANDARDS OF PROFESSIONAL CONDUCT.

Acknowledgment of, and compliance with, this Code is a condition of employment.

As an employee, you must -

o     Be ethical
o     Act professionally
o     Improve competency
o     Exercise independent judgment

To avoid conflicts of interest, MAA employees, officers, and directors are required to disclose to its Compliance Officer all pertinent information related to brokerage accounts, outside business activities, and other Code related information.

Matrix Asset Advisors, Inc. Code of Ethics 8.04                                4

I.2   "ADVISORY REPRESENTATIVES"

ADVISORY REPRESENTATIVES

For the purposes of this Code, MAA defines "advisory representative" as any director, officer or employee who in connection with his or her regular functions or duties -

      o     makes, participates in, or obtains information regarding the purchase or sale of a security for an advisory client or
      o     whose functions are related to the making of any recommendations with regard to such purchases or sales.

Because any director, officer or employee may at some time access or obtain investment information, MAA designates ALL DIRECTORS, OFFICERS OR EMPLOYEES (including independent contractors, if deemed appropriate) as "Advisory Representatives," and subject as a result to the policies and procedures of the Code. The list of advisory representatives will be kept current on an ongoing basis.

Matrix Asset Advisors, Inc. Code of Ethics 8.04                                5


I.3   "BENEFICIAL OWNERSHIP"

Personal securities transaction reports must include all accounts in which you have a beneficial interest and over which you exert direct or indirect control, including -

o     accounts of immediate family members in the same household; and
o any other account, including but not limited to those of relatives and friends, over which you exercise investment discretion.

Direct and indirect control and beneficial interest may be further construed to include accounts for which an Advisory Representative is sole owner, joint owner, trustee, co-trustee, or attorney-in-fact. Further, subject to the specific provisions of Rule 16a-1(a)(2), beneficial ownership generally means having or sharing, directly or indirectly, through any contract arrangement, understanding, relationship, or otherwise, a direct or indirect "pecuniary interest" in the securities. (i) "Pecuniary interest" means the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the securities. (ii) "Indirect pecuniary interest" includes: (a) generally, securities held by members of the person's "immediate family" sharing the same household (which ownership interest may be rebutted); (b) a general partner's proportionate interest in portfolio securities held by a general or limited partnership; (c) a person's right to dividends that is separated or separable from the underlying securities (otherwise, a right to dividends alone will not constitute a pecuniary interest in securities); (d) a person's interest in securities held by a trust; (e) a person's right to acquire securities through the exercise or conversion of any derivative security, whether or not presently exercisable; and (f) a performance-related fee, other than an asset based fee, received by any broker, dealer, bank, insurance company, investment company, investment manager, trustee, or person or entity performing a similar function, with certain exceptions.

Matrix Asset Advisors, Inc. Code of Ethics 8.04                                6


II    PENALTIES

II.1  VIOLATIONS OF THE CODE

The firm's Compliance Officer will report violations of the Code monthly to the President. Each Advisory Representative must immediately report to the Compliance Officer any known or reasonably suspected violations of this Code of which he or she becomes aware.

The Chief Compliance Officer will undertake an annual review with respect to the Code to verify that the Code is being followed. The results of this review will be set forth in an annual report by the Chief Compliance Officer to the Board, not withstanding any information deemed material in nature, which the Chief Compliance Officer will report at the next scheduled Board meeting. The report shall specify any related concerns and recommendations and be accompanied by the appropriate exhibits.

Matrix Asset Advisors, Inc. Code of Ethics 8.04                                7


II.2  PENALTIES

Penalties for violation of this Code may be imposed on Advisory Representatives as follows:

o     MINOR OFFENSES -
      >>    First minor offense - Verbal warning;
      >>    Second minor offense - Written notice;
      >>    Third minor offense - $1,000.00 fine to be donated to the advisory representative's charity of choice*.

Minor offenses include the following: failure or late submissions of monthly trade reports and signed acknowledgments of Code of Ethics forms and certifications, failure to request timely trade pre-clearance, and conflicting pre-clear request dates versus actual trade dates.

o     SUBSTANTIVE OFFENSES -
      >>    First substantive offense - Written notice;
      >>    Second substantive offense - $1,000 or disgorgement of profits
            (whichever is greater) to be donated to the advisory representative's charity of choice*;
      >>    Third substantive offense - $5000 fine or disgorgement of profits
            (whichever is greater) to be donated to the advisory representative's charity of choice* or termination of employment and/or referral to authorities.

Substantive offenses include the following: unauthorized purchase/sale of restricted securities outlined in the Code, violations of blackouts and short-term trading for profit (60-day rule).

The number of offenses is determined by the cumulative count over a 12 month period.

o     SERIOUS OFFENSES -

      A Fund Manager trading with insider information and/or "front running" a client or fund that he/she manages is considered a "serious offense". MAA will take appropriate steps that may include termination of employment and referral to governmental authorities for prosecution.

MAA may deviate from the penalties listed in the Code where senior management determines that a more or less severe penalty is appropriate based on the specific circumstances of that case. Any deviations from the penalties listed in the Code, and the reasons for such deviations, will be documented and maintained in the Code of Ethics files.

* The fines will be made payable to the Advisory Representative's charity of choice (reasonably acceptable to MAA) and turned over to MAA, which in turn will mail the donation check on behalf of the Advisory Representative.

Matrix Asset Advisors, Inc. Code of Ethics 8.04                                8

II.3  DISMISSAL AND/OR REFERRAL TO AUTHORITIES

REPEATED VIOLATIONS of the Code may result in dismissal. In addition, a single flagrant violation, such as fraud or insider trading, will result in immediate dismissal and referral to authorities.

Matrix Asset Advisors, Inc. Code of Ethics 8.04                                9


III   EMPLOYEE TRADE PROCEDURES

III.1 PRE-CLEARANCE

o ALL ADVISORY REPRESENTATIVES in the firm must pre-clear personal securities transactions as specified in Section III.4.
o All pre-clearance requests (requests for prior approval) must be submitted to a Compliance Officer. It is the responsibility of the Advisory Representative to ensure that a Compliance Officer receives pre-clearance requests.
o AT A MINIMUM, indicate the following information on your pre-clearance request -
      (a)   Transaction Type: BUY or SELL
      (c) SECURITY NAME (INCLUDE COUPON RATE AND MATURITY DATE FOR FIXED INCOME SECURITIES) AND TICKER or CUSIP
      (c)   Security Type: COMMON STOCK, OPTIONS, or BONDS
o Requests may be submitted from 9:00 AM (EASTERN) UNTIL AN HOUR BEFORE THE MARKET CLOSES FOR THE DAY. Responses will be made as soon as feasible.
o     Pre-cleared trades are VALID FOR SAME DAY TRADES ONLY. No exceptions.
o Pre-clearance does not preclude the possibility of a potential conflict appearing after the execution of an employee trade. Trades will be screened for blackout violations and other conflicts, but month end review of each personal trade will reveal a conflict occurring after the trade is executed.
o It is the responsibility of each Advisory Representative to ensure that the report has been received by a Compliance Officer.

CERTAIN PERSONAL SECURITIES TRANSACTIONS SHOULD BE REPORTED WHETHER PRE-CLEARED OR NOT (SEE SECTION III.5 FOR DETAILS).

Matrix Asset Advisors, Inc. Code of Ethics 8.04                               10

III.2 TRADE REPORTS

o Monthly Trade Reports (in lieu of quarterly transaction reports required under 17j-1(d)(ii) and including all required 17j-1 information) which list personal securities transactions for the month must be submitted by Advisory Representatives NO LATER THAN THE 10TH DAY AFTER THE END OF EACH CALENDAR MONTH. If the 10th day falls on a weekend or a holiday, the report is due the business day IMMEDIATELY PRECEDING this deadline.
o Monthly Trade Reports must be submitted using the Monthly Trade Report form to a Compliance Officer. IF THERE ARE NO ACTIVITIES FOR THE MONTH, A REPORT INDICATING SUCH IS STILL REQUIRED TO BE SUBMITTED.
o MAA requires duplicate copies of monthly brokerage account statements to be forwarded to a Compliance Officer. If your broker is unable to directly send duplicate copies, please inform Compliance in writing. When opening or closing brokerage accounts, please notify a Compliance Officer when submitting the monthly trade report.
o A Compliance Officer will conduct a review of all Monthly Trade Reports as required under 17j-1(d)(v)(3).
o A List of all Advisory Representatives required to file Monthly Trade Reports with their respective accounts under the reporting requirements is maintained. All Advisory Representatives are notified of the reporting requirements at the time of hire by way of the initial certification with the Code and annually thereafter as Compliance with the Code is re-certified.
o MAA maintains all copies of Monthly Trade Reports and pertinent documentation to comply with the recordkeeping requirements under 17j-1(f).

Matrix Asset Advisors, Inc. Code of Ethics 8.04                               11


III.3 POST-REVIEW

MAA Compliance will match any broker statements received to pre-clearance requests. Discrepancies will be documented and may be subject to censures, as outlined in the PENALTIES section of this Code.

Advisory Representative transactions will also be screened for the following:

o SAME DAY TRADES: Transaction occurring on the same day as the purchase or sale of the same security in a managed account.
o 7-DAY BLACKOUT PERIOD: Transaction up to and including seven calendar days before and after the purchase and/or sale of the same security in a managed account as described in Sec IV.3 of the Code (other non-listed securities).
o SHORT-TERM TRADING PROFITS: Purchase/Sale, or vice versa, occurring within 60 days in the same security resulting in net profit. Advisory representatives are responsible for ensuring that the 60-day rule is observed when sale requests are made for securities previously purchased, or vice versa.
o OTHER POTENTIAL CONFLICTS: Certain transactions may also be deemed in conflict with the Code and will warrant additional review, depending on the facts and circumstances of the transaction.

Matrix Asset Advisors, Inc. Code of Ethics 8.04                               12


III.4 PRE-CLEARANCE AND REPORTING REQUIREMENTS

The table below indicates pre-clearance and reporting requirements. Requirements for all other security type transactions must be checked with Compliance.

SECURITY TYPE                         PRE-CLEARANCE           MONTHLY REPORTING
-------------                         -------------           -----------------
Equity transactions (1)                    Yes                        Yes
Fixed Inc transactions                     Yes                        Yes
MF advised and sub-advised by MAA          Yes                        Yes
Exchge traded index fd                     Yes                        Yes
US Tsy/Agencies                            Yes                        Yes
Short term/cash equiv.(3)                  No                         No
SPP/DRIPs- auto purch (2)                  No                         No
Employee 401K-auto purchases (4)           No                         Yes
All other securities ................ Consult Compliance Officer

(1) INCLUDING LISTED OPTIONS.
(2) SALES OF STOCKS FROM SPP OR DRIPS: PLEASE NOTIFY MAA COMPLIANCE IN WRITING OF THE SALE AND INCLUDE TRANSACTIONS IN YOUR QUARTERLY REPORTS.
(3) REPORTING EXCLUDES MONEY MARKET FUNDS, BANKERS ACCEPTANCES, BANK CERTIFICATES OF DEPOSIT, COMMERCIAL PAPER, HIGH QUALITY SHORT TERM DEBT INSTRUMENTS INCLUDING REPURCHASE AGREEMENTS AS PER 17J-1(A)(4)(II).
(4) REQUIRES ONLY REPORTING CHANGES IN INVESTMENT OPTIONS.

III.5 CONFIDENTIALITY

All reports of personal securities transactions, holdings and any other information filed pursuant to this Code will be kept CONFIDENTIAL, provided, however that such information is also subject to review by appropriate MAA personnel (Compliance and/or Senior Management) and legal counsel and may be provided to directors and officers of mutual funds advised or sub-advised by MAA and their legal counsel. Such information may also be provided to the Securities and Exchange Commission ("SEC") or other government authority when properly requested or under court order.

III.6 ACKNOWLEDGMENT OF BROKERAGE ACCOUNTS

All Advisory Representatives are required to submit a list of all brokerage accounts as required by the Code at the time of hire. In addition, Advisory Representatives are responsible for ensuring that any new or closed accounts are communicated to Compliance monthly when submitting the monthly trading report.

Matrix Asset Advisors, Inc. Code of Ethics 8.04                               13

III.7 INITIAL AND ANNUAL HOLDINGS REPORT

All Advisory Representatives are required to report all activity in brokerage accounts and a statement of holdings (subject to Code requirements) within 10 days of employment and annually. A broker statement will suffice in lieu of a separate initial or annual holdings report. The Advisory Representative is responsible for ensuring that Compliance receives duplicate copies of statements if those are sent directly by the brokers.

A Compliance Officer will conduct a review of all initial and annual holdings reports as required under 17j-1(d)(v)(3).

A List of all Advisory Representatives required to file initial and annual holdings reports with their respective accounts under the reporting requirements is maintained. All Advisory Representatives are notified of the reporting requirements at the time of hire by way of the initial certification with the Code and annually thereafter as Compliance with the Code is re-certified.

MAA maintains all copies of initial and annual holdings reports and pertinent documentation to comply with the recordkeeping requirements under 17J-1(f).

Matrix Asset Advisors, Inc. Code of Ethics 8.04                               14


IV    RESTRICTIONS


The following are MAA's restrictions on personal trading:

IV.1  RESTRICTED SECURITIES

-------------------------------------------------------------------------------------------------------------------------------
                SECURITY TYPE                                 PURCHASE                                     SALE
-------------------------------------------------------------------------------------------------------------------------------
A.    All Exchange-listed Stocks and
      Options and NASDAQ National Market
      Traded Equity Securities                                PERMITTED                PERMITTED, subject to the following:
                                                Subject to one-day blackout during     >>    One-day blackout during execution
                                                execution of client trades.  MUST            of client trades.  MUST PRE-CLEAR.
                                                PRE-CLEAR.
-------------------------------------------------------------------------------------------------------------------------------
B.    Other Non-Exchange-listed Equity                                                 PERMITTED, subject to the following:
      Securities                                                                       >>    Seven-day blackout during
                                                              PERMITTED                      execution of client trades.
                                                Subject to pre-clearance                     Pre-clearance requirements.
                                                requirements.
-------------------------------------------------------------------------------------------------------------------------------
C.    Fixed-Income Securities Excluding                                                PERMITTED, subject to the following:
      Money-Market Instruments                                                         >>    Pre-clearance requirements.
                                                              PERMITTED
                                                Subject to pre-clearance
                                                requirements
-------------------------------------------------------------------------------------------------------------------------------
D.    Mutual Funds Advised and                                                         PERMITTED, subject to the following:
      Sub-Advised by MAA                                                               >>    Pre-clearance requirements.
                                                              PERMITTED
                                                >>    Subject to pre-clearance
                                                      requirements
-------------------------------------------------------------------------------------------------------------------------------
E.    Automatic investment programs or
      direct stock purchase plans
                                                              PERMITTED                PERMITTED
                                                >>    Subject to Code of Ethics        >>    Subject to Code of Ethics
                                                      reporting requirements                 reporting requirements
-------------------------------------------------------------------------------------------------------------------------------

Matrix Asset Advisors, Inc. Code of Ethics 8.04                               15


IV.2  SHORT-TERM TRADING PROFITS (60-DAY TRADING RULE)


The purchase and sale, and the short-sale and purchase, of the same security (or equivalent) within 60 calendar days and at a profit is PROHIBITED. o This restriction applies without regard to tax lot considerations;

o Exercised options are not restricted, however, purchases and sales of options occurring within 60 days resulting in profits are PROHIBITED;
o Exceptions require advance written approval from the firm's Chief Compliance Officer (or designee).

Profits from any sale before the 60-day period expires may require disgorgement. Please refer to "Penalties", section II of this Code, for additional details.

IV.3  BLACKOUT PERIODS

For Exchange-listed stocks and options, NASDAQ National Market traded securities and Fixed-income securities, a one-day firm-wide blackout will apply if the issue is being traded on behalf of a client at the time the pre-clear request is made.

All other non-listed issues are subject to a seven-day firm-wide blackout period.

Blackout periods apply to both buy and sell transactions.

Matrix Asset Advisors, Inc. Code of Ethics 8.04                               16

IV.4  INSIDER TRADING

MAA considers information MATERIAL if there is a substantial likelihood that a reasonable shareholder would consider it important in deciding how to act. Information is considered NON-PUBLIC when it has not been disseminated in a manner making it available to investors generally. Information becomes PUBLIC once it is publicly disseminated; limited disclosure does not make the information public (e.g., disclosure by an insider to a select group of persons).

MAA generally defines INSIDER TRADING as the buying or selling of a security, in breach of fiduciary duty or other relationship of trust and confidence, while in possession of material, non-public information. INSIDER TRADING IS A VIOLATION OF FEDERAL SECURITIES LAWS, punishable by a maximum prison term of 10 years and fines of up to $1 million for the individual and $2.5 million for the firm.

TIPPING of material, non-public information is PROHIBITED. An Advisory Representative cannot trade, either personally or on behalf of others, while in possession of such information.

FRONT-RUNNING/SCALPING involves trading on the basis of non-public information regarding impending market transactions.

o Trading ahead of, or "front-running," a client or MAA advised or sub-advised mutual fund order in the same security; or
o Taking a position in stock index futures or options contracts prior to buying or selling a block of securities for a client or advised or sub-advised mutual fund account (i.e., self-front running).

SCALPING occurs when an Advisory Representative purchases shares of a security for his/her own account shortly before recommending or buying that security for long-term investment to a client and then immediately selling the shares at profit upon the rise in the market price following the recommendation.

IV.5  MARKET TIMING

Matrix Asset Advisors, Inc. prohibits late trading and does not engage in market timing when trading in mutual fund shares on behalf of its clients. An Advisory Representative cannot, either personally or on behalf of others, engage in late trading or market timing when trading in mutual fund shares.

Matrix Asset Advisors, Inc. Code of Ethics 8.04                               17

IV.6  INDEPENDENT RESEARCH

MAA research analysts perform independent research of issuers and submit such research to the Investment Policy Committee and Chief Investment Officer.

Compensation of the research analysts is tied to the quality of the analysis performed as it is reflected in the quality of investment selection by the Investment Policy Committee and the Chief Investment Officer.

IV.7  GIFTS AND HOSPITALITY

MAA does not allow employees to accept excessive gifts and hospitality. Any gift or hospitality in excess of $250 must be reported to the Chief Compliance Officer.

IV.8  DIRECTORSHIPS AND OTHER OUTSIDE EMPLOYMENT

MAA prohibits employees to assume directorships for for-profit organizations, public or private companies or to secure other outside employment except where express approval is received from the Chief Compliance Officer.

IV.9  PURCHASES AND SALES OF MUTUAL FUNDS ADVISED AND SUB-ADVISED BY MAA

MAA requires pre-clearance of all transactions in mutual funds advised and sub-advised by MAA. Monthly reporting of purchases and sales of such mutual funds is also required.

MUTUAL FUND HOLDINGS

Advisory Representatives are required to report holdings in mutual funds advised and sub-advised by MAA.

MUTUAL FUND TRANSACTIONS Transactions in MAA advised and sub-advised mutual funds are required to be pre-cleared. On a monthly basis, Advisory Representatives are required to report any purchases or sales of MAA advised and sub-advised mutual funds.

EMPLOYEE 401K PLANS

Advisory Representatives are required to report investment option changes for MAA advised and sub-advised mutual funds for their 401K plans.

90 DAYS HOLDING PERIOD

Advisory Representatives are required to hold shares in MAA advised and sub-advised mutual funds for 90 days as outlined in MAA's Employee Trading Policy and Procedures.

Matrix Asset Advisors, Inc. Code of Ethics 8.04                               18


REGULATORY REQUIREMENTS

V.1   INVESTMENT ADVISERS ACT OF 1940 AND INVESTMENT COMPANY ACT

The SEC considers it a violation of general antifraud provisions of federal OF 1940 securities laws whenever an adviser, such as MAA, engages in fraudulent, deceptive or manipulative conduct. As a fiduciary to client assets, MAA cannot engage in activities which would result in conflicts of interests (for example, "front-running," scalping, or favoring proprietary accounts over those of the clients').

V.2   REGULATORY CENSURES

The SEC can censure, place limitations on the activities, functions, or operations of, suspend for a period not exceeding twelve months, or revoke the registration of any investment adviser based on a:

>> Failure reasonably to supervise, with a view to preventing violations of the provisions of the federal securities laws, an employee or a supervised person who commits such a violation.
>> However, no supervisor or manager shall be deemed to have failed reasonably to supervise any person, if
      (a) there have been established procedures, and a system for applying such procedures, which would reasonably be expected to prevent and detect, insofar as practicable, any such violation by such other person and
      (b) such supervisor or manager has reasonably discharged the duties and obligations incumbent upon him/her by reason of such procedures and systems without reasonable cause to believe that such procedures and system were not being complied with.

Matrix Asset Advisors, Inc. Code of Ethics 8.04                               19


ACKNOWLEDGEMENT AND CERTIFICATION

I certify that I have received, read, understood and recognize that I am subject to Matrix Asset Advisors, Inc.'s CODE OF ETHICS AND POLICY ON PERSONAL SECURITIES TRANSACTIONS AND INSIDER TRADING. This Code is in addition to MAA's policy on adhering to the AIMR (Association for Investment Management and Research) Code of Ethics and Standards of Professional Conduct, as outlined in the MAA Employee Handbook.

In addition to certifying that I will provide complete and accurate reporting as required by the Code and have complied with all requirements of the Matrix Asset Advisors, Inc. Code, I certify that I will not:

o Execute any prohibited purchases and/or sales, directly or indirectly, that are outside those permissible by the Code;

o Employ any device, scheme or artifice to defraud Matrix Asset Advisors, Inc., or any company;

o Engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon Matrix Asset Advisors, Inc. or any company;

o Make any untrue statement of a material fact, or omit to state a material fact necessary in order to make the statements, in light of the circumstances under which they are made, not misleading;

o Engage in any manipulative practice with respect to Matrix Asset Advisors, Inc. or any company;

o     Trade on inside information;

o     Trade ahead of or front-run any transactions for MAA managed accounts;

o     Trade without obtaining the necessary pre-clearance.

I understand that it is a violation of the Code to fail to submit a record of my personal securities transactions within 10 calendar days of month-end.

I understand that, as an employee of Matrix Asset Advisors, Inc., it is my responsibility to submit a list of all brokerage accounts in which I have beneficial ownership or interest and control (as defined in the Code). Additionally, I will notify Matrix Asset Advisors, Inc. Compliance upon opening or closing brokerage accounts monthly.

ANY EXCEPTIONS, WHERE APPLICABLE, ARE NOTED AS FOLLOWS:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


----------------------                            -------------------
Signature                                         Date


----------------------
NAME (Print)

THE ACKNOWLEDGMENT AND CERTIFICATION FORM IS DUE 10 DAYS FROM DATE OF RECEIPT. SIGNED COPIES MUST BE SUBMITTED TO A COMPLIANCE OFFICER.

Matrix Asset Advisors, Inc. Code of Ethics 8.04                               20


                   APPENDIX A - FOR ADVISORY REPRESENTATIVES

-----------------------------------------------------------------------------------------------------------------------------------
                 CODE SECTION                               HOW APPLIED                            HOW ADMINISTERED
-----------------------------------------------------------------------------------------------------------------------------------
PENALTIES                                      Penalties will be assessed as         A Compliance Officer will apply and report
                                               described in the policy if Advisory   penalties as applicable.
                                               Representatives violated the
                                               applicable sections of the Code.
-----------------------------------------------------------------------------------------------------------------------------------
MONTHLY TRADE REPORTS                          Monthly Trade reports will be         A Compliance Officer will collect trade
                                               required each month for all personal  reports for Advisory Representatives.
                                               securities trading as defined in the  Monthly Trade Reports must be received by a
                                               Code. Monthly Trade Reports are in    Compliance Officer by the 10th day of the
                                               lieu of quarterly transaction         month for the previous month's trading
                                               reports required under 17j-1(d)(ii)   activity.  It is the responsibility of the
                                               and include all required 17j-1        Advisory Representative to ensure that a
                                               information.                          Compliance Officer receives the Monthly
                                                                                     Trade Report within the 10-day timeframe.
-----------------------------------------------------------------------------------------------------------------------------------
POST REVIEW                                    Trades will be reviewed to assure     A Compliance Officer will conduct post
                                               that all reports were submitted       review of trade reports.
                                               timely and to ascertain any
                                               improprieties.
-----------------------------------------------------------------------------------------------------------------------------------
ACKNOWLEDGEMENT                                Advisory Representatives are          A Compliance Officer will collect and review
OF BROKERAGE ACCOUNTS                          required to notify a Compliance
                                               monthly trade reports to
                                               determine if any Officer if they
                                               have opened or brokerage accounts
                                               have been opened or closed a
                                               brokerage account when closed for
                                               Advisory Representatives.
                                               submitting a monthly trade
                                               report.
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INITIAL AND ANNUAL HOLDINGS REPORT             Initial reports will be required at   A Compliance Officer will collect and review
                                               hire and annual holdings at each      initial and annual holdings reports for
                                               year-end for all Advisory             Advisory Representatives.
                                               Representatives. Broker statements    Initial and annual holdings reports must be
                                               may be used to satisfy these          submitted to a Compliance Officer within 10
                                               requirements.                         days of hire and following each year-end.
                                                                                     Initial and annual holdings reports must
                                                                                     contain current holdings information (as of
                                                                                     date no more than 45 days prior to the date
                                                                                     the report is submitted).
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Matrix Asset Advisors, Inc. Code of Ethics 8.04                               21

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
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INSIDER TRADING RESTRICTIONS                   Insider trading restrictions will     Trade reviews described above seek to
                                               apply as described in the Code.       identify any cases of insider trading.
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